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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this Ammendment No. 1 to the Registration Statement on Form F-4/A of Agnico-Eagle Mines Limited of our report dated June 10, 2005 relating to the financial statements of Riddarhyttan Resources AB (publ), which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" and "Auditors" in such Registration Statement.

/S/ PRICEWATERHOUSECOOPERS

PricewaterhouseCoopers AB
Gothenburg, Sweden
July 29, 2005

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CONSENT OF INDEPENDENT ACCOUNTANTS